Exhibit 21.1

SUBSIDIARIES OF CONSTELLATION BRANDS, INC.
As of March 17, 2014

SUBSIDIARY	PLACE OF INCORPORATION/FORMATION
3022374 Canada Inc.	Canada
3112751 Nova Scotia Company	Nova Scotia
3749495 Canada Limited	Canada
3763820 Canada Limited	Canada
Accolade Wines Australia Holdings Pty Limited [1]	Australian Capital Territory
Accolade Wines Holdings Europe Limited [1]	England and Wales
Agrivin S.A.[1]	France
ALCOFI Inc.	New York
Allberry, Inc.	California
Black Sage Land Ltd.	British Columbia
Brant Oil & Gas Company Limited [1]	Ontario
BW Nomineeco Inc.	Ontario
Canandaigua B.V.	Netherlands
Canandaigua Limited	England and Wales
CB Cerveza Holdings S.à r.l.	Luxembourg
CB Cerveza Operations, S. de R.L. de C.V.	Mexico
CB International Finance S.À R.L.	Luxembourg
CB Nova Scotia ULC	Nova Scotia
CBrands Mexico SA de CV	Mexico
CBUS Crew Holdings, Inc.	Delaware
CBV Canada Holdings Limited	Canada
CI Cerveza S.à r.l.	Luxembourg
CIH Holdings Mexico, S. de R.L. de C.V.	Mexico
CIH Holdings S.à r.l.	Luxembourg
CIH International S.à r.l.	Luxembourg
Cloud Peak Corporation	California
Compañía Cervecera de Coahuila, S. de R.L. de C.V.	Mexico
Tradenames:
Cerveceria de Coahuila
Cerveceria Modelo
Constellation Beers Ltd.	Maryland
Tradenames:
Constellation Services
Constellation Brands Beach Holdings, Inc.	Delaware
Constellation Brands Canada, Inc.	Canada
Tradenames:
2 Origins Wine Company

Ancient Coast Wines
Bodacious Wines
Braeburn Vintners
Briarstone Vineyards
Brights Wines
California House Vintners
Cartier Beverages
Cartier Wines & Beverages
Casabello Wines
Chateau-Gai Wines
Dark Horse Vineyard
Dumont Vins & Spiriteux
East-West Wines
Entre-Lacs Vintners
Full Press Vineyards
Great Estates of Niagara
Growers Cider Co.
Hawthorne Mountain Vineyards
Inniskillin
Inniskillin Okanagan Estate
Inniskillin Okanagan Vineyards
Inniskillin Wines
Jackson-Triggs Estate Wines
Jackson-Triggs Niagara Estate Winery
Jackson-Triggs Vintners
Le Clos Jordanne
Le Clos Jordanne Estate Wines
Le Clos Jordanne Wines
Linden Bay Wines
London Wines
Mediterra Wines
Naked Grape Wines
Open Wines
Orion Wines
President Sparkling Wine Company
Saint and Sinner Wines
Santa Isabela Wines
Sawmill Creek Wines
See Ya Later Ranch
Silverthorne Vintners
Silverthorne Wine Merchants Company
Simply Great Wines
Sola-Nero Wines
Strut Wines
Sumac Ridge Estate Winery
TGB International Vintners

The Canada Cooler Company
Trove Wines
Vex Hard Beverage Co.
Vincor
Vincor Canada
Vintage Ink Wines
Wine-Rack
Constellation Brands Europe Trading S.à r.l.	Luxembourg
Constellation Brands España, S.L.	Spain
Constellation Brands Hong Kong Limited	Hong Kong
Constellation Brands International IBC, Inc.	Barbados
Constellation Brands New Zealand Limited	New Zealand
Tradenames:
Little Harvest Wines
The Peoples Wine
VNO Wines
Constellation Brands Québec, Inc. / Marques Constellation Québec, Inc.	Québec
Tradenames:
Atlas Marchands De Vins
Bellini
Bodegas Nobella
Boomerang Peak
Caleta Wines
Collection Veritas
DeNoiret
Divin Série Prestige
Dumont Vins & Spiritueux
Elle
Franchesca
La Petite Vendange
Les Grands Classiques Import
Les Vins Bodacious
Les Vins Mediterra
Les Vins Veritas
Nobella
Vino Veritas
Constellation Brands Sales Finance LLC	Delaware
Constellation Brands Schenley, Inc.	Canada
Tradenames:
Danfield Canadian Whisky
Schneley Distilleries
The Black Velvet Distilling Company
Williams & Churchill Inc.
Constellation Brands (Shanghai) Business Consulting Co., Ltd.	Shanghai, China
Constellation Brands Singapore Pte. Ltd.	Singapore

Constellation Brands SMO, LLC	Delaware
Tradenames:
Spirits Marque One
Constellation Brands U.S. Operations, Inc.	New York
Tradenames:
3 Blind Moose Cellars
Alice White
Alice White Vineyards
Alice White Winery
Almaden Brandies
Almaden Imports
Almaden Vineyards
Arbor Mist Winery
Ariesse Champagne Cellars
Axia Wine Company
Baron Philippe de Rothschild Imports
Bear Cliff Cellars
Bear Cliff Vineyards
Belaire Creek Cellars
Black Box
Black Box Wines
Blackstone Cellars
Blackstone Winery
Blossom Hill Collection
Blossom Hill Vineyards
Blossom Hill Winery
Braidenwood Estates
Brook Hollow
California Coast Winery
Canandaigua Concentrate
Canandaigua West, Inc.
Caves Du Domaine
CB Vineyards
Cellars Crest Vineyards
Centerra Wine Company
Charlemont Vineyards
Chase-Limogere
Cheval Sauvage
Clos du Bois
Clos du Bois Estate Bottled Wines
Clos du Bois Estate Wines
Clos du Bois Vineyards
Clos du Bois Vineyards & Winery
Clos du Bois Vintners

Clos du Bois Wine Merchants
Clos du Bois Winery
Clos du Bois Winery & Vineyards
Clos du Bois Wines
Club Cellars
Club Import
Coastal Vintners
Constellation Brands
Constellation Imports
Constellation Wines U.S.
Cooks’ Cellars
Cook's Champagne Cellars
Cribari & Sons
Cribari Cellars
Cribari Champagne Cellars
Cribari Winery
CWUS Imports
DC Flynt MW Selections
Deer Valley Vineyards
Delicato Cellars
Dunnewood Vineyards
Dunnewood Vineyards and Winery
Dunnewood Vineyards & Winery
Echo Falls Vineyards
Echo Falls Winery
Echo Grove Cellars
EC Vineyards
Estancia
Estancia Estate
Estancia Estates
Estancia Vineyards
Estancia Vineyards & Estates
Estancia Winery
Estate Cellars
Excelsior Wine & Spirits
FV Reserve
Forsythe Vineyards
Fox Ridge Cellars
Franciscan
Franciscan Estate
Franciscan Estate Wine Merchants
Franciscan Oakville Estate
Franciscan Vineyards
Franciscan Winery

Galleria Champagne Cellars
Hartley Cellars
Hayman & Hill
Hayman & Hill Vineyards
Hayman & Hill Wines
Heritage Village Cellars
Heritage Vineyards
Heublein
Heublein Cellars
Heublein Wines
Hidden Crush Vineyards
Hidden Crush Wines
Hoffman Grove
HRM Rex-Goliath Vineyards
HRM Rex-Goliath Winery
HRM Rex-Goliath! Wines
Inglenook Champagne Cellars
Inglenook Estate Cellars
Inglenook Vineyard Co.
Inglenook Vineyards Co.
Inglenook-Napa Valley
International Cellars
J. Roget Champagne Cellars
Jakes Fault Winery
K. Cider Co.
La Terre
La Terre Cellars
La Terre Vineyards
La Terre Winery
Lodi Distribution Center
Longhorn Vineyards
Mt. Veeder Winegrowers
Mt. Veeder Winery
Madera Wineries & Distilleries
Manischewitz Vineyards
Marcus James
Marcus James Vineyards
Marcus James Winery
Mark West Winery
Medallion Imports
Medallion Wine Imports
Mendocino Vineyards
Milestone Winery
Mission Bell Wines

Monkey Bay
Motif Champagne Cellars
Nathanson Creek Cellars
Nathanson Creek Wine Cellar
Nathanson Creek Winery
Night Harvest Cellars
Nobilo Wines
North Lake Wines
No Wimpy Importers
Oakville Cellars
Oakville Vineyards
Ooh La La Wines
Paso Creek
Paul Garrett
Paul Masson Vineyards
Paul Masson Winery
Pinnacles Estate
Pinnacles Vineyard
Pinnacles Winery
Popcrush Wines
Primal Roots
Prospect Peak Cellars
PWP
R.M.E., Inc.
Ravenswood
Ravenswood Winery
R.H. Phillips
Red Guitar Winery
Rev Winery
Rex-Goliath Vineyards
Rex-Goliath Winery
Rex-Goliath Wines
Rio Vaca Vineyard
Rio Vaca Vineyards
River Oaks
River Oaks Estate Bottled Wines
River Oaks Estates Vineyards
River Oaks Estates Wines
River Oaks Vineyards
River Oaks Vineyards & Winery
River Oaks Vintners
River Oaks Wine Merchants
River Oaks Winery

River Oaks Winery & Vineyards
River Oaks Wines
Robert Mondavi
Robert Mondavi/Baron Philippe de Rothchild
Robert Mondavi Coastal
Robert Mondavi Coastal Winery
Robert Mondavi Winery
Robert Mondavi Winery – Woodbridge
Robert Mondavi Woodbridge
Rusty Cage Wines
Rutherford Estate Cellars
Saint Regis Vineyards
Santa Lucia Winery
Santa Lucia
Santa Lucia Cellars
Santa Lucia Co.
Santa Lucia Company
Santa Lucia Orchard
Santa Lucia Vineyard
Santa Lucia Vineyards
Santa Lucia Wine
Santa Lucia Wine Cellars
Santa Lucia Wines
Sante Vineyards
Saved Wines
Shewan Jones
Simi Winery
Simply Naked Winery
Sky Rocket Wines
Sonoma Vendange
Sonoma Vendange Winery
St. Regis
St. Regis Cellars
St. Regis Vineyards
Ste. Pierre Smirnoff FLS
Stonewall Canyon
Stonewall Canyon Cellars
Stonewall Canyon Creek
Stonewall Canyon Vineyards
Stonewall Canyon Winery
T.J. Swann Wines
Taco Diamonte
Talus
Talus Cellars

Talus Collection
Talus Vineyards
Talus Winery
Taylor California Cellars
The Dreaming Tree
The Jibe
The Jibe Wine Company
The R.H. Phillips Cellars
The R.H. Phillips Vineyard
Thorny Rose
Thorny Rose Wines
Toasted Head
Toasted Head Winery
Turner Road Cellars
Turner Road Vintners
Turner Road Vineyards
Turner Road Wines
Twin Fin
Twin Fin Wines
V.no Wines
Vaca Rio Olivos Vineyards
Vendange Wine Cellars
Via Firenze Vineyards
Vincor USA
Vintage Ink
W.W. Imports
Widmer California Vineyards
Wild Horse
Wild Horse Cellars
Wild Horse Co.
Wild Horse Company
Wild Horse Vineyard
Wild Horse Vineyards
Wild Horse Wine
Wild Horse Wine Cellar
Wild Horse Wine Cellars
Wild Horse Wine Co.
Wild Horse Wine Company
Wild Horse Winery
Wild Horse Winery & Vineyards
Wild Horse Winery and Vineyards
Wild Horse Wines
Woodbridge Vineyards
Woodbridge Winery
XYZin Winery

Zen of Zin Winery
Constellation Canada Limited Partnership	Ontario
Constellation Capital LLC	Delaware
Constellation Europe (Holdings) Limited	England and Wales
Constellation International CWI Holdings S.C.S.	Luxembourg
Constellation International Holdings Limited	New York
Constellation Leasing, LLC	New York
Constellation Marketing Services, Inc.	Delaware
Constellation Services LLC	Delaware
Constellation Trading Company, Inc.	New York
Crew Wine Company LLC[1]	California
Crown Imports LLC	Delaware
Tradenames:
Barton Beers, Ltd.
Consolidated Pacific Brands
Constellation Brands
Crown Imports
Monarch Import Company
Crown Sales Finance LLC	Delaware
CWI Holdings LLC	New York
Franciscan Vineyards, Inc.	Delaware
Tradenames:
Bernstein Vineyards
Blackstone Cellars
Blackstone Winery
Burr Vineyards
California Coast Winery
Carroll Vineyards
Caymus Cellars
Chantree
Clos du Bois
Constellation Brands
Constellation Imports
Cuttings Wharf Vineyards
CWUS Imports
DC Flynt MW Selections
Dickerson Vineyard Cellars
Domaine Madeline
Dreamboat Cellars
Dreamboat Vineyards
Dreamboat Winery
Drylands Wines
Duetto
Estancia
Estancia Estates

Estancia Vineyards
Estancia Vineyards & Estates
Estancia Winery
Franciscan
Franciscan Estate
Franciscan Estate Selections
Franciscan Estate Selections, Ltd.
Franciscan Estate Wine Merchants
Franciscan Oakville Estate
Franciscan Vineyards
Franciscan Vineyards, Inc.
Franciscan Winery
Friars' Table
FV Reserve
Goldfields
Greenbrier Vineyards
Groth Vineyards
Hayman & Hill Wines
HRM Rex-Goliath Vineyards
HRM Rex-Goliath Winery
HRM Rex-Goliath! Wines
Icon Estates
J. Emerson
Kim Crawford Wines
Mathis Wine
Michael’s
Monte Verde
Moltepulciano
Mt. Veeder Winegrowers
Mt. Veeder Winery
Nap Val Winery
Nobilo Wines
No Wimpy Importers
Oakmont Vineyards
Oakville Estate
Paso Creek
Peter Mathis Wines
Pickle Canyon Vineyards
Pina Wine Cellars
Pinnacles Estate
Pinnacles Vineyard
Pinnacles Winery
Press-Oak Cellars
Press-Oak Vineyards
Press-Oak Winery
Ravenswood

Ravenswood Winery
Redwood Coast Winery
Redwood Creek Vineyards
Rio Vaca Vineyard
Rio Vaca Vineyards
River Glen Vineyards
Robert Mondavi
Round Hill Vineyards
Ruffino Import Company
Ruffino Imports
Silver Oak Cellars
Simi Winery
Simi Winescapes
Smothers Brothers Wines
Spring Creek Vineyards
Stonewall Canyon
Stonewall Canyon Cellars
Stonewall Canyon Creek
Stonewall Canyon Vineyards
Stonewall Canyon Winery
Tantalus
Toasted Head Winery
Tree Press Cellar
Turtle Cellars
Vaca Rio Olivos Vineyards
Villa Caporicci
Vina Caliterra
Vineone
Vino Bambino
Vintage Ink
Wild Cat Cellars
William Scheffler Estates
Willow Creek Cellars
Winescapes
Gran Caleta S.A.	Argentina
Inniskillin Wines Inc.	Ontario
Kikowhero Partnership[1]	New Zealand
Kim Crawford Wines Limited	New Zealand
L.O. Smith AB1	Sweden
Manor Park Cellars Limited	England and Wales
Meritus Holdings Coöperatief U.A.	Netherlands
Meritus Wines Pty Limited	Australian Capital Territory
National Liquor Distributors Limited	New Zealand
Nk’Mip Cellars Inc.[1]	British Columbia
Nobilo Holdings	New Zealand

Nobilo Vintners Limited	New Zealand
Nobilo Wines Limited	New Zealand
Okanagan Estate Cellars Ltd.[1]	British Columbia
Okanagan Vineyards Ltd.	British Columbia
Okanagan Wine Shops Limited[1]	Canada
Opus One Winery LLC[1]	Delaware
Robert Mondavi Europe GmbH	Germany
Robert Mondavi Investments	California
Ruffino S.r.l.	Italy
Selaks Wines Limited	New Zealand
Servicios Modelo de Coahuila, S. de R.L. de C.V.	Mexico
Sociedad Vinicala Caballero De Chile Limitada	Chile
Spagnol’s Wine & Beer Making Supplies Ltd.	Canada
Tradenames:
R J Spagnol’s
Spagnol’s
Springfield Partnership[1]	New Zealand
Tenimenti Ruffino S.r.l.	Italy
The Hogue Cellars, Ltd.	Washington
Tradenames:
3 Blind Moose Cellars
Big O Wine Company
Buffalo Ridge Wine Cellars
Constellation Brands
Genesis
Hayman & Hill Wines
Hogue
Hogue Cellars
Hogue Cellars, Ltd.
Horse Heaven Hills Wine
Latitudes Wine Company
Millennium
Olympic Cellars
Pacific Rim Winemakers
Paul Thomas
Peninsula
Pepper Bridge
Pepper Bridge Vineyard
Pontin Del Roza
Redwood Grove
Roza Estates Winery
Salmon Harbor
Salmon Harbor Wine Cellars

Sawtooth Winery
Silver Falls
Sunridge Winery
The Magnificent Wine Company
Thorny Rose
Thorny Rose Wines
Thurston Wolfe Cellars
Washington Vineyards
Watchdog Rock Cellars
The Robert Mondavi Company LLC	Delaware
The Robert Mondavi Corporation	California
Valleyfield Vineyard Partnership[1]	New Zealand
Vincor Finance, LLC	Delaware
Wicer, LLC[1]	Delaware

In addition to the tradenames listed above, which are used by subsidiaries of the registrant, the registrant uses the following tradenames:
CBI, Inc.
Arbor Mist Winery
Aurora Valley Vineyards
Batavia Wine Cellars
Black Velvet Import Co.
Bisceglia Brothers Wine Co.
Bristol Hills Wine Company
Canandaigua Champagne Cellars
Canandaigua Industries Co.
Canandaigua Wine Company
Carolina Wine Co.
Casata Vineyards
Caves du Domaine
Charles Jacquin Vineyards Co.
Chateau Donay Wine Cellars
Chateau Luzerne Vintners Co.
Chateau Martin Company
Chelsea Wine Company
Cisco Wine Company
Cisco Wine Co.
Classic Marketing Co.
Constellation Imports
Constellation Spirits
Constellation Spirits and Specialty Wines
Constellation Wines U.S.
Constellation Wines U.S., Inc.
Cook's Champagne Cellars
Cook's Sparkling Wine Cellars

Cribari & Sons
Cribari Cellars
Cribari Champagne Cellars
Cribari Winery
Crystal Wine Cellars
Dixie Wine Company
Dunnewood Vineyards & Winery
Eastern Wine Company
F. Heinrich Wine Cellars
Finger Lakes Wine Company
Gay Page Wine Cellars
Global Wine Co.
Gold Seal Vineyards
Gold Vine Winery
Golden Age Wine Cellars
Great Western Winery
Guild Wineries & Distilleries
Hammondsport Wine Company
Italian Swiss Colony
J. Roget Champagne Cellars
John MacNaughton Co.
K.C. Arey & Co.
King Solomon Wine Co.
Kings Wine Co.
La Domaine
La Petite Wine Cellars
Lake Island Champagne Cellars
Manischewitz Wine Company
Marcus James Winery
Margo Vintners
Marvino Wine Company
Masada Wine Company
McMaster Import Co.
Medallion Wine Imports
Melody Hill Vintners
Monarch Wine Co.
Monarch Wine Imports
Monte Carlo Champagne Cellars
Moselweinhaus Import Company
Mother Vineyard Wine Co.
Moulin Rouge Champagne Cellars
M-R Champagne Co.
New York State Wine Company
Old Rabbinical Bottling Co.
Paul Garrett
Paul Masson Winery

Pol D'Argent Import Company
Premium Champagne Company
Red Guitar Winery
Reserve Du Domaine Vineyard
Richards Champagne Cellars
Richards Fils Et Cie Wineries
Richards Wine Company
Rosatello Wines
Satin Rose Wine Co.
Schenley Distributors
Sky Rocket Wines
Skyrocket Wines
Southland Wine Co.
Sun Country Cellars
Taylor California Cellars
Taylor Country Cellars
Taylor Wine Cellars
Taylor Wine Company
The California Cellars of Chase-Limogere
The Great Western Winery
The Taylor Wine Company
The Taylor Wine Company, Inc.
Tiger Wine Co.
Upper Bay Wine Cellars
Vine Valley Winery
Vineyard to Wine Cellars
Virginia Dare Wine Company
Wheeler Wine Cellars
Wild Irish Rose Wine Company
Wilen Brothers Co.
Wilen Wine Co.
Winedale Vineyards
DNA ENTERPRISES
CDB Travel

Notes: The names of certain subsidiaries are omitted from the above schedule because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

The tradenames referenced in the above schedule may or may not be names registered with a governmental authority.
________________________________
1 Less than wholly-owned entity; financial results of this entity are not consolidated with those of the registrant.